Exhibit 99.1

NEWS RELEASE

Gray Reports First Quarter Operating Results

Atlanta, Georgia – May 7, 2020. . . Gray Television, Inc. (“Gray,” the “Company,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the first quarter ended March 31, 2020, and addressed the impact of the novel coronavirus and its disease (collectively, “COVID-19”) pandemic on its business and outlook. Gray reported that its first quarter revenue and expenses were each slightly below the low end of the previously issued guidance ranges due primarily to a significant reduction of demand for advertising resulting from the coronavirus pandemic. In particular:

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Revenue of $534 million, increasing $16 million, or 3%, from the first quarter of 2019. The primary components of revenue were: combined local and national broadcast advertising revenue of $250 million, political advertising revenue of $36 million, and retransmission revenue of $213 million.

●

Net income attributable to common stockholders for the first quarter of 2020 was $40 million, or $0.40 per fully diluted share. Net income attributable to common stockholders, excluding non-cash stock-based compensation, was $43 million, or $0.43 per fully diluted share.

●

Broadcast Cash Flow was $181 million for the first quarter of 2020, increasing $58 million, or 47%, from the first quarter of 2019. Our Adjusted EBITDA for the first quarter of 2020 was $169 million, increasing $19 million, or 13%, from the first quarter of 2019.

●

As of March 31, 2020, our total leverage ratio, as defined in our senior credit facility, was 4.23 times on a trailing eight-quarter basis after netting our total cash on hand of $296 million and after giving effect to all Transaction Related Expenses (as defined below). We have not drawn any funding from our $200 million revolving credit facility, and, as a result, we are not subject to any maintenance covenants in our credit facilities at this time.

●

During the first quarter of 2020, we repurchased slightly over one-half million shares of our common stock on the open market at an average price of $11.42 per share, including commissions, for a total cost of approximately $6 million, under a stock repurchase authorization adopted in November 2019.

Government and private measures adopted to limit the spread of COVID-19 have affected, and are continuing to affect, our businesses in a number of ways. We have experienced a reduction in demand for advertising across our television stations and digital platforms, a very significant reduction in demand in the market for the video production of sporting and other events by our production companies, and reductions in the supply of programming, especially sports content, provided by television networks. At the same time, we have experienced significant increases in viewership of our local newscasts and related digital assets. We did not access any stimulus or relief grants or loans from any governmental unit during the first quarter of 2020. The net impact of these factors has been adverse to our financial and operational results starting in early March 2020 and continuing today.

The ultimate duration and impact of these disruptions cannot be predicted at this time. In light of this uncertainty, the Company cannot provide guidance for the three-month period ending on June 30, 2020, and the Company hereby withdraws its previously issued guidance for calendar year 2020. Notwithstanding the foregoing, however, we continue to anticipate that in calendar year 2020, our political advertising revenue will be between $250 million to $275 million and the Company will remain free cash flow positive.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited):

	As Reported Basis
	Three Months Ended March 31,
			% Change		% Change
			2020 to		2020 to
	2020	2019	2019	2018	2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$515	$481	7%	$226	128%
Production companies	$19	$37	(49)%	$-
Total	$534	$518	3%	$226	136%

Political	$36	$3	1100%	$6	500%

Operating expenses (1):
Broadcast	$335	$356	(6)%	$150	123%
Production companies	$19	$35	(46)%	$-
Corporate and administrative	$15	$48	(69)%	$8	88%

Net income (loss)	$53	$(18)	394%	$20	165%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$181	$123	47%	$78	132%
Broadcast Cash Flow Less
Cash Corporate Expenses	$168	$78	115%	$70	140%
Free Cash Flow (3)	$85	$17	400%	$33	158%

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.
(3)	Amounts for the three months ended March 31, 2018, and related percentage changes from prior periods, are per the Company’s Current Report on Form 8-K/A, furnished to the SEC on May 9, 2018.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Results of Operations for the First Quarter of 2020

	Three Months Ended March 31,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$199	37.3%	$211	40.7%	$(12)	(6)%
National	51	9.6%	50	9.7%	1	2%
Political	36	6.7%	3	0.6%	33	1100%
Retransmission consent	213	39.9%	204	39.4%	9	4%
Production companies	19	3.6%	37	7.1%	(18)	(49)%
Other	16	2.9%	13	2.5%	3	23%
Total	$534	100.0%	$518	100.0%	$16	3%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$211	63.0%	$216	60.7%	$(5)	(2)%
Retransmission expense	122	36.4%	104	29.2%	18	17%
Transaction Related Expenses	-	0.0%	36	10.1%	(36)
Non-cash stock-based compensation	2	0.6%	-	0.0%	2
Total broadcast expense	$335	100.0%	$356	100.0%	$(21)	(6)%

Production companies expense	$19		$35		$(16)	(46)%

Corporate and administrative:
Corporate expenses	$13	86.7%	$13	27.0%	$-	0%
Transaction Related Expenses	-	0.0%	32	66.7%	(32)
Non-cash stock-based compensation	2	13.3%	3	6.3%	(1)	(33)%
Total corporate and administrative expense	$15	100.0%	$48	100.0%	$(33)	(69)%

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Transaction Related Expenses

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) on an As-Reported Basis that were specific to acquisitions, divestitures, and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended
	March 31,
	2020	2019
Transaction Related Expenses:
Broadcast	$-	$36
Corporate and administrative	-	32
Total Transaction Related Expenses	$-	$68

Total non-cash stock-based compensation	$4	$3

Taxes

During the first quarter of 2020, we made no material federal or state income tax payments. During the remainder of 2020, we anticipate making income tax payments (net of refunds) of approximately $65 million. As of March 31, 2020, we have approximately $438 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. We therefore believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $677 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions except for net (loss) income per share data)

	Three Months Ended
	March 31,
	2020	2019

Revenue (less agency commissions)
Broadcasting	$515	$481
Production companies	19	37
Total revenue (less agency commissions)	534	518
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	335	356
Production companies	19	35
Corporate and administrative	15	48
Depreciation	21	20
Amortization of intangible assets	26	29
Gain on disposal of assets, net	(6)	(10)
Operating expenses	410	478
Operating income	124	40
Other income (expense):
Miscellaneous, net	(1)	3
Interest expense	(52)	(58)
Income (loss) before income taxes	71	(15)
Income tax expense	18	3
Net income (loss)	53	(18)
Preferred stock dividends	13	13
Net income (loss) attributable to common stockholders	$40	$(31)

Basic per common share information:
Net income (loss)	$0.41	$(0.31)
Weighted-average shares outstanding	98	99

Diluted per common share information:
Net income (loss)	$0.40	$(0.31)
Weighted-average shares outstanding	99	99

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Other Financial Data:

	As of
	March 31,	December 31,
	2020	2019
	(in millions)

Cash	$296	$212
Long-term debt including current portion	$3,700	$3,697
Series A perpetual preferred stock	$650	$650
Borrowing availability under Senior Credit Facility	$200	$200

	Three Months Ended March 31,
	2020	2019
	(in millions)

Net cash provided by operating activities	$131	$24
Net cash used in investing activities	(24)	(2,562)
Net cash (used in) provided by financing activities	(23)	1,344
Net increase (decrease) in cash	$84	$(1,194)

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

The Company

We are a television broadcast company headquartered in Atlanta, Georgia, that is the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 93 television markets that collectively reach approximately 24 percent of U.S. television households. Over calendar year 2019, Gray’s stations were ranked first in 68 markets, and first and/or second in 86 markets, as calculated by Comscore’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for future periods, future income tax payments and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our first quarter operating results on May 7, 2020. The call will begin at 10:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 4370049. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code: 4370049 until June 6, 2020.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on March 31, 2018. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the Acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

We define Adjusted EBITDA as net income or loss, plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Reconciliation of Non-GAAP Terms on an As Reported Basis, in millions:

	Three Months Ended
	March 31,
	2020	2019	2018

Net income (loss)	$53	$(18)	$20
Adjustments to reconcile from net income (loss) to Broadcast Cash Flow:
Depreciation	21	20	14
Amortization of intangible assets	26	29	5
Non-cash stock-based compensation	4	3	2
Gain on disposal of assets, net	(6)	(10)	(1)
Miscellaneous expense (income), net (1)	1	(3)	-
Interest expense	52	58	24
Income tax expense	18	3	6
Amortization of program broadcast rights	9	10	5
Payments for program broadcast rights	(10)	(14)	(5)
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	13	45	8
Broadcast Cash Flow	181	123	78
Corporate and administrative expenses excluding depreciation, amortization of intangible assets and non-cash stock-based compensation	(13)	(45)	(8)
Broadcast Cash Flow Less Cash Corporate Expenses	168	78	70
Contributions to pension plans	-	-	-
Interest expense	(52)	(58)	(24)
Amortization of deferred financing costs	3	3	1
Preferred dividends	(13)	-	-
Purchases of property and equipment	(27)	(18)	(6)
Reimbursements of property and equipment purchases	6	12	1
Income taxes paid, net of refunds	-	-	(9)
Free Cash Flow (1)	$85	$17	$33

(1)	Amounts for the three months ended March 31, 2018, are per the Company’s Current Report on Form 8-K/A, furnished to the SEC on May 9, 2018.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Reconciliation of Net Income on an As-Reported Basis to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended
	March 31,
	2020	2019

Net income (loss)	$53	$(18)
Adjustments to reconcile from net income (loss) to Adjusted EBITDA:
Depreciation	21	20
Amortization of intangible assets	26	29
Non-cash stock-based compensation	4	3
Gain on disposals of assets, net	(6)	(10)
Miscellaneous expense (income), net	1	(3)
Interest expense	52	58
Income tax expense	18	3
Total	169	82
Add: Transaction Related Expenses	-	68
Adjusted EBITDA	$169	$150

Net income (loss) attributable to common stockholders	$40	$(31)
Add: Transaction Related Expenses and non-cash stock-based compensation	4	71
Less: Income tax expense related to Transaction Related
Expenses and non-cash stock-based compensation	(1)	(18)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$43	$22

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.43	$0.22

Diluted weighted-average shares outstanding	99	99

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions except for ratio:

Eight Quarters Ended
March 31, 2020
Operating Cash Flow as defined in our Senior Credit Agreement:
Net income	$423
Adjustments to reconcile from net income to Operating Cash Flow as defined in our Senior Credit Agreement:
Depreciation	141
Amortization of intangible assets	157
Non-cash stock-based compensation	24
Gain on disposal of assets, net	(76)
Interest expense	361
Income tax expense	164
Amortization of program broadcast rights	65
Common stock contributed to 401(k) plan	9
Payments for program broadcast rights	(72)
Pension expense	(1)
Contributions to pension plans	(5)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	358
Professional fees related to acquisitions and divestitures	91
Operating Cash Flow as defined in our Senior Credit Agreement	$1,639
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$820

March 31, 2020
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$3,760
Cash	(296)
Adjusted Total Indebtedness, Net of All Cash	$3,464
Total Leverage Ratio, Net of All Cash	4.23

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2020